UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   AMENDMENT 1
                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):
                                             January __, 2006 (January __, 2006)

                          HANKERSEN INTERNATIONAL CORP.
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                 (Exact name of registrant specified in charter)


        Delaware                     000-30115                  13-3912047
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(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)

                        3rd Floor, A Tower of Chuang Xin
                              Information Building
                      NO. 72 SECOND KEJI ROAD, HI TECH ZONE
                                   XI'AN CHINA

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          (Address of principal executive offices, including zip code)

                               011-86-13301996766
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              (Registrant's telephone number, including area code)


                            Kushi Natural Foods Corp.
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          (Former name or former address, if changed since last report)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

         On August 9, 2005, Kushi Natural Foods Corp. (n/k/a HanKersen International Corp.), a Delaware corporation (the "Registrant"), through Kushi Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Registrant ("Acquisition Sub") acquired a 100% ownership interest in Hanxin
(Cork) International Holding Co., Ltd., a British Virgin Islands limited liability corporation ("Hanxin International") through a merger of Hanxin International into Acquisition Sub (the "Merger"). The Registrant acquired Hanxin International in exchange for (i) 24,000,000 shares of the Registrant's common stock and (ii) 1,000 shares of the Registrant's Series A Preferred Stock, which were subsequently converted into 177,185,642 shares of the Registrant's common stock (the "Merger"). Hanxin International is the direct parent of Xi'An Cork Investments Consultative Management Co., a People's Republic of China corporation ("Xi'An") and as the indirect parent of Xian Hanxin Science and Technology Co., Ltd., a People's Republic of China corporation ("Hanxin") both privately-held corporations. The aggregate amount of shares of common stock issuable to the shareholders of Hanxin International pursuant to the Merger, taking into account conversion of all of shares of the Series A Preferred Stock, represents 95% of the issued and outstanding shares of the Registrant's common stock. Under the terms of the Agreement and Plan of Merger (the "Agreement") executed on July 11, 2005, the former stockholders of the Registrant continue to own an aggregate of 5% of the issued and outstanding shares of the Registrant's common stock. As a result of the Merger, Acquisition Sub now owns 100% of Xi'An, which, in turn, continues to own ninety two percent (92%) of the issued and outstanding shares of capital stock of Hanxin.

          Fangshe Zhang, Chairman, Pengcheng Chen, Chief Executive Officer, Yi Zhang, Chief Operations Officer, Yi Tong, Chief Financial Officer, Pingjun Zhang, Chief Technical Officer replaced the officers of the Registrant upon the closing of the Merger. Messrs. Mark Schindler and Eugene Strickler remained on the Board of Directors until the Registrant distributed to the Registrant's stockholders an Information Statement (the "Information Statement") in accordance with the Securities Exchange Act of 1934 (the "Exchange Act") and as described below. Mr. Daniel France, the third member of the Board of Directors, resigned on September 28, 2005 and was replaced by Fangshe Zhang, who was elected Chairman of the Board of Directors. Following distribution of the Information Statement to stockholders of the Registrant, Messrs. Schindler and Strickler resigned and Messrs. Pengcheng Chen, Genshe Bai, Yi Tong, Shengli Liu became members of the Board of Directors. No other agreements exist among present or former controlling stockholders of the Registrant or present or former board members of Hanxin with respect to the election of the members of its board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant

            The Registrant, though Network One Financial Securities, Inc. ("Network One"), a registered broker-dealer, has filed a 15c-211 application with the NASD for the purposes of establishing quotation of the Registrant on the OTC Bulletin Board. The NASD completed its initial review of the application on November 7, 2005 however, requested additional information about the Registrant. On or about the filing of this Amendment No. 1 to Form 8-K, Network One will respond to the NASD comments. As of September 30, 2005, the parties executed an amendment to the Agreement which eliminated the right of the prior stockholders of Hanxin International to rescind the merger upon the failure of the Registrant to receive the approval of the NASD of the Registrant's Form 15c2-11 by November 30, 2005. Therefore, the prior stockholders of Hanxin International no longer have the right to rescind the merger pursuant to the Agreement.

         The transactions contemplated by the Agreement are intended to be a "tax-free" reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended. For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of Hanxin International own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of Hanxin have become the directors and executive officers of the Registrant.

         In November 2005, the Registrant filed and circulated to its shareholders the Information Statement which permitted the Registrant to (i) change its name to HanKersen International Corp.; (ii) amend its Articles of Incorporation to increase its authorized shares of common stock to 200,000,000 shares; (iii) approve a one for six reverse stock split (the "Reverse Split") as to all outstanding shares of common stock of the Corporation, effective as to holders of record of shares of common stock on December 9, 2005, (iv) appoint the new directors of the Registrant; (v) approve a stock option, SAR and stock bonus plan for the directors, officers, employees and consultants of the Registrant; and (vi) approved a reverse stock split of the Registrant's capital stock. A certificate of amendment (the "Amendment") officially changing the name, increasing the authorized shares of common stock and approving the reverse stock split was filed with the State of Delaware on December 13, 2005.The Series A Preferred Stock automatically converted to common stock upon the filing of the Amendment.

BENEFICIAL OWNERS

         The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant's issued and outstanding common stock, and all directors and officers of the Registrant as a group after giving effect to the Merger, based on 35,295,726 shares outstanding taking into account (i) the conversion of the 1,000 shares of Series A Preferred Stock and
(ii) the Reverse Split.

                                                             Amount
Title        Name and Address                              of shares     Percent
of          of Beneficial                                   held by        of
Class       Owner of Shares         Position                 Owner        Class
--------------------------------------------------------------------------------
Common      Pengcheng Chen(1)     CEO/Director           11,361,458(1)    32.19%

Common      Fangshe Zhang(2)     Chairman                 9,882,097(2)    27.99%

Common      Yi Tong              CFO/Director                 --            --

Common      Yi Zhang             Chief Operating Officer      --            --

Common      Pingjun Zhang        Chief Technical Officer      --            --

Common      Genshe Bai           Director                     --            --

Common      Shengli Liu          Director                     --            --

Common      Executive Officers &                         21,243,555       60.18%
            Directors as a Group

--------------------------------------------------------------------------------

         (1) Having an address at No. 23, Tiyu Street, Chang'an District, Xi'an, China. Includes (i) 1,380,000 shares of common stock and (ii) 9,981,458 shares of common stock issuable upon conversion of 338 shares of Series A Preferred Stock

         (2) Having an address at No. 5, Beisan Street, Beida Village, Dongda Town, Chang'an County, Xi'an, China. Includes (i) 1,200,000 shares of common stock and (ii) 8,692,097 shares of common stock issuable upon conversion of 294 shares of Series A Preferred Stock

FAMILY RELATIONSHIPS

Messrs. Chen and Zhang are related by virtue of the fact that Mr. Chen is the brother-in-law of Mr. Zhang.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and Hanxin International and its subsidiaries.

Principal Terms of the Merger
-----------------------------

            On August 9, 2005, Hanxin International merged with and into the Acquisition Sub and the separate existence of Hanxin International ceased. The Certificate of Incorporation of the Acquisition Sub in effect immediately prior to the Closing Date remains the Certificate of Incorporation of Hanxin International after the Merger. Fangshe Zhang has become the Chairman of the Board of Directors of the Registrant; Pengcheng Chen the new Chief Executive Officer and director; Yi Zhang the new Chief Operations Officer; Yi Tong the new Chief Financial Officer; and Pingjun Zhang is the new Chief Technical Officer.

             The Registrant, though Network One, filed a15c-211 application with the NASD for the purposes of establishing quotation of the Registrant on the OTC Bulletin Board. The NASD completed its initial review of the application on November 7, 2005 however, requested additional information about the Registrant. On or about the filing of this Amendment No. 1 to the Form 8-K, Network One will respond to the NASD comments. As of September 30, 2005, the parties executed an amendment to the Agreement which eliminated the right of the prior stockholders of Hanxin International to rescind the merger upon the failure of the Registrant to receive the approval of the NASD of the Registrant's Form 15c2-11 by November 30, 2005. Therefore, the prior stockholders of Hanxin International no longer have the right to rescind the merger pursuant to the Agreement.

Description of the Registrant
-----------------------------

            The Registrant is a Delaware corporation incorporated on August 1, 1996 and the Acquisition Sub, was incorporated on June 14, 2005, in the State of Delaware. The Registrant has not had any commercial operations and its primary objective has been the acquisition of an operating company with experienced management and the potential for profitable growth. Such proposed business activities classify the Registrant as a "blank check" or "shell company." On December 9, 2005, as set forth above, the Registrant changed its name to HanKersen International Corp.

            Although the Registrant is a "publicly held" company, and is current in its quarterly and annual filings with the Securities and Exchange Commission its shares are not listed or traded on any national securities exchange, the OTC Bulletin Board or any other quotation system. To the best of the Registrant's knowledge, the Registrant's shares have never traded, nor have any such shares been transferred from their original holders except by the laws of descent and distribution.

Description of Hanxin International, Xi'An and Hanxin
------------------------------------------------------

         Hanxin International was formed on September 16, 2004 in the British Virgin Islands to act as a holding company. Xi'An was formed on February 22, 2005 in the People's Republic of China to provide investment and management consulting services. Hanxin was formed in June 2001 in the People's Republic of China. Hanxin International owns one hundred percent (100%) of the outstanding capital stock of Xi'An, which, in turn, owns 92% of the outstanding capital stock of Hanxin. As a result, Hanxin is an indirect subsidiary of Hanxin International.

Hanxin Business and Operations
-----------------------------

OVERVIEW

         Hanxin is a manufacturing company based in China, which produces cork-building material sold under the Hanxin brand name. Presently, approximately 75% of Hanxin's sales are to customers in China, and the balance of its sales are made to customers in India, the United States, Germany and Japan. Hanxin currently owns 4 cork processing technology related patents in China.

         Hanxin's objective is to utilize the cost advantages of being based in China in order to become a leading cork processor. In order to achieve its objectives Hanxin plans to increase its sales and marketing efforts, to seek to acquire other cork exporting companies in China and to establish its own cork plantation. There can be no assurance that Hanxin will be able to achieve these objectives.

MARKET OPPORTUNITIES AND COMPETITION

         Cork building material has been used for wallboard and flooring in Europe for more than a century, and was first manufactured in the United States in the early 1900's. Cork tile has become popular in many countries as a natural building material.
 Based on a report in July 2004 by Xi'An Evening news it is estimated that the demand for cork building material in China is ten (10) to fifteen (15) million square meters.

         In China, where Hanxin conducts the majority of its business, cork building material has become widely used for wood flooring. Hanxin has three major customers, Shanghai Ytuan Rui Development Ltd., Guangzhou Ming Bang Trading Firm and Nanchang Jun Long Trading Firm. These customers engage in the sale of cork products both domestically and internationally and each represents approximately 5% of Hanxin's total sales.

         Hanxin believes that it will be able to compete on an international basis based on the cost advantages of doing business in China. Hanxin's cost advantages arise primarily from two sources: low labor costs and competitive raw material costs. The price of raw materials is only 10% compared with that of overseas markets, and the domestic production costs in China are one third (1/3) of the costs outside of China. In addition, with the support of local government, Hanxin enjoys the advantages of favorable tax and other beneficial policies. Hanxin was exempt from income tax in 2003 and 2004 based on a program administered by the Ministry of Finance and the State Administration whereby high-tech companies located in the Hi-Tech Development zone are exempt from income tax for the first two years in which sales are made. Furthermore, the program will also permit Hanxin to have 50% of its income exempt from 2005 to 2007

PRODUCT LINES

         Hanxin produces 16 types of cork wallboard and three types of cork art crafts with different patterns and which such art crafts are used as ornaments and decorations.

         Hanxin has developed staining technology, which has the ability to create cork flooring or walls in many different colors. Hanxin's cork wallboard can also be used as decorative material. The special features of cork material have enabled it to be an ideal flooring material. With its elasticity, cork is a natural floor cushion, sound proofed, comfortable to walk on and, unlike other materials, does not get the appearance of being "worn out." Cork flooring can also be crafted into many different designs and patterns, many of which are difficult to achieve using similar types of raw materials. Hanxin produces seven series of cork flooring planks with over 50 different patterns, colors and granules. Hanxin intends to develop additional series of product lines modeled after its existing products.

PRODUCTION PROCESS

         Hanxin has designed a production process in order to ensure the quality of its products. Hanxin places great emphasis on the quality of its products and quality control system. In October 2001, Hanxin's products and standards were certified by the Xi'an Quality Technology Supervision Bureau, the governmental agency responsible for the inspection of commodities being imported and exported to and from China.

MARKETING STRATEGIES

         Hanxin has divided the market within China into five regions and it intends to set up branch offices within each region in order to increase its marketing efforts and facilitate its day-to-day operations. Hanxin has established branch offices in Beijing, Shanghai and Guangzhou. In the future, it intends to set up two other branches within the central and northeast regions of China.

         Hanxin's products, though distributors, have been exported to India, the United States, Japan, and Germany. In the future, Hanxin intends to expand further into the Asian market as well as the North American market.

Employees
----------------------------

         Hanxin has approximately 450 employees. Hanxin believes its relationship with its employees is good.

Properties
----------------------------

         Hanxin owns two properties in Xi'an, one of which is for approximately 500 square feet, which is used for office space and the other, which is approximately 20,000 square feet, and is used as a cork processing plant.

         Hanxin also leases an office in an office building in Xi'an for approximately $1,580 per month. The lease for this office space expires on November 30, 2006. Hanxin also leases a parcel of land which is approximately 13 acres and is used as a processing plant.

Litigation
------------------------------

         Neither the Registrant nor Hanxin are the subject of any pending lawsuits.

RISK FACTORS
-----------------------------

         The actual results of the combined companies may differ materially from those anticipated in these forward-looking statements. As a result of the Merger, the Registrant and Hanxin International (and Hanxin and Xi'An) will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the control of the combined companies. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined companies.

RISKS RELATED TO HANXIN

         HANXIN MAY NOT BE ENTITLED TO CERTAIN BENEFITS THAT IT RECEIVES FROM THE CHINESE GOVERNMENT, WHICH MAY HAVE AN ADVERSE AFFECT ON ITS BUSINESS.

         Hanxin takes advantage of favorable tax rates and other beneficial governmental policies afforded to it as a result of the nature of its business. In the event that the program offered to Hanxin is amended or rescinded or Hanxin's business no longer meets the eligibility requirements of the program, it may not be able to enjoy the benefits of these programs and as a result may have to pay higher income taxes, which may have a material adverse affect on Hanxin.

         There are also risks that the Chinese government might adjust the current industrial policies and tax rates with the growth of political and economic environment in China, which may negatively impact Hanxin's business.

         BY EXPANDING ITS OPERATIONS OVERSEAS, HANXIN MAY BE SUBJECT TO ADDITIONAL ECONOMIC AND TECHNICAL RISKS

         Hanxin's daily operations are primarily in China. Hanxin plans on expanding its business internationally. As a result, Hanxin will be subject to the rules and regulations of those countries where it will be conducting business. If Hanxin is unable to expand its business overseas or comply with these regulations, it may have a material adverse affect on its business. In addition, fluctuations in exchange rates may unpredictably and adversely affect Hanxin's operating results, and could result in exchange losses. Hanxin does not hedge against the risks associated with fluctuations in exchange rates. Although it may use hedging techniques in the future, Hanxin may not be able to eliminate or reduce the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on Hanxin's operating results, which in turn may affect the Registrant's stock price.

         HANXIN MUST BE ABLE TO EFFECTIVELY IMPROVE ITS PRODUCT AND IF IT IS UNABLE TO IMPROVE ITS PRODUCT, ITS BUSINESS MAY BE ADVERELY AFFECTED.

         Management believes that Hanxin's cork products enjoy technical advantages over its competitors in China. If Hanxin is unable to improve and develop its products, Hanxin may not be able to compete effectively.

         HANXIN IS DEPENDENT ON ITS RAW MATERIALS. ANY SHORTAGES OF THE NECESSARY MATERIALS WILL HAVE A MATERIALLY ADVERSE EFFECT ON
ITS BUSINESS

         The supply of cork raw material is the base of production. The shortfall of raw material will impair the development and production of Hanxin's products. The supply of these raw materials can also be adversely affected by any material change in the climate or other environmental conditions, which may have a material adverse impact on the costs of raw materials and the results of operations and financial condition of Hanxin.

         THE REGISTRANT CANNOT PREDICT HANXIN'S FUTURE CAPITAL NEEDS, AND MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING.

         The Registrant will need to raise additional funds in the future to fund Hanxin's operations, to expand its markets and product offerings, or to respond to competitive pressures or perceived opportunities. The Registrant cannot assure you that additional financing will be available on favorable terms, or at all. In the event that the Registrant is not able to obtain additional financing, then there would be a material adverse effect on Hanxin.

         HANXIN IS DEPENDENT ON KEY PERSONNEL, AND THE LOSS OF ANY KEY EMPLOYEES, OFFICERS AND/OR DIRECTORS MAY HAVE A MATERIALLY ADVERSE EFFECT ON HANXIN'S OPERATIONS.

         Hanxin's success will be substantially dependent on the continued services of its executive officers and other key personnel, who generally have extensive experience in the cork industry and have been employed by Hanxin for substantial periods of time. The loss of the services of any key employees, or Hanxin's failure to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on its business and results of operations.

         DUE TO VOLATILITY, ANY QUARTER-TO-QUARTER COMPARISONS IN THE CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT AND HANXIN MAY NOT BE MEANINGFUL

         Hanxin's business is subject to fluctuations, which may cause its operating results to fluctuate from quarter-to-quarter. This fluctuation may result in volatility or have an adverse effect on the market price of the Registrant's common stock.

         CHANGES IN THE EXTENSIVE REGULATIONS TO WHICH HANXIN IS SUBJECT COULD INCREASE ITS COST OF DOING BUSINESS OR AFFECT ITS ABILITY TO GROW.

         The governments of Hanxin's exporting countries, including, but not limited to India, the United States, Germany and Japan, may, from time to time, consider regulatory proposals relating to raw materials, market, and environmental regulation, which, if adopted, could lead to disruptions in supply and/or increases in operational costs, and hence affect Hanxin's profitability. To the extent that Hanxin increases its product prices as a result of such changes, its sales volume and revenues may be adversely affected. Furthermore, these governments may change certain regulations or impose additional taxes or duties on certain Chinese imports from time to time. Such regulations, if effected, may have a material adverse impact on Hanxin's operations revenue and/or profitability.

RISKS RELATED TO CAPITAL STRUCTURE

         THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET OF THE REGISTRANT'S SECURITIES AND THERE CAN BE NO ASSURANCE THAT ONE WILL EVER BE ESTABLISHED.

         The Registrant is not listed on any national or other stock exchange. Although the Registrant has submitted an application for quotation of its securities on the Over the Counter Bulletin Board, there can be no assurance that the application will be approved. Furthermore, even if its application is approved and its securities are listed there can be no assurances that a market for the Registrant's common stock will be established. The Registrant's common stock will be influenced by a number of factors relating to Hanxin, including:

     o    the issuance of new equity securities;

     o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    variations in quarterly operating results;

     o    change in financial estimates by securities analysts;

     o    the depth and liquidity of the market for Registrant's common stock;

     o investor perceptions of the Registrant and the technologies industries generally; and

     o    general economic and other national conditions.


         THE REGISTRANT'S COMMON STOCK IS DEEMED TO BE A "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

         BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY OF THE REGISTRANT'S COMMMON STOCK WHICH MAY RESULT IN SHAREHOLDERS BEING UNABLE TO SELL THEIR SHARES.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Special note regarding forward-looking statements.
--------------------------------------------------

         Some of the statements under "Risk Factors" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

         In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.

MANAGEMENT OF THE REGISTRANT AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the name and position of each of the Registrant's directors as of the date hereof.

Name                              Age             Position
----                             ----             --------

Fangshe Zhang                      47           Chairman
Pengcheng Chen                     29           CEO/Director
Yi Tong                            34           Chief Financial Officer/Director
Yi Zhang                           33           Chief Operating Officer
Pingjun Zhang                      56           Chief Technical Officer
Genshe Bai                         45           Director
Shengli Liu                        37           Director

MR. FANGSHE ZHANG, CHAIRMAN

Mr. Zhang founded Hanxin in 2001 and has acted as its Chairman of the Board of Directors since its inception. Prior to forming Hanxin, Mr. Zhang was the general manager of Xi'an Dong Da Terrestrial Heat Heating Co., Ltd., a company whose primary business was the development of terrestrial heat. Mr. Zhang is a technical expert in cork processing technology, holding more than six patents in China.

MR. PENGCHENG CHEN, CEO/DIRECTOR

Mr. Chen is the Chief Executive Officer and a director of the Registrant and has worked at Hanxin since 2002. From 1997 to 1998 he worked for Xi'an Tangcheng Hotel as an assistant general manager. From 1998 to 2000 he served as general manager of Xi'an Qingye Virescence Co. Ltd, a gardening engineering company.

MR. YI ZHANG, CHIEF OPERATING OFFICER

Mr. Zhang is the Registrant's Chief Operating Officer and has worked at Hanxin since April 2004. From April 2002 to August 2004 he was general manager of Shanxi Litian Science & Technology Co., Ltd, a wine trading company From November 1993 to March 2002 he worked at Xi'an Xianyang International Airport where from 1996 to 2002 he served as operating manager.

MR. YI TONG, CHIEF FINANCIAL OFFICER

Mr. Tong is the Registrant's Chief Financial Officer and has worked for Hanxin since February 2004. Mr. Tong has previously worked for several financial institutions. From May 2003 to February 2004 he served as chief representative of Federal International Finance Inc., Canada. From August 2001 to May 2003 he worked as a senior manager for China Dragon Securities Co., Ltd. and from April 2001 to August 2001 he worked as project manager of China Eagle Securities Co., Ltd.

MR. PINGJUN ZHANG, CHIEF TECHNICAL OFFICER

Mr. Zhang is the Registrant's Chief Technical Officer and has worked for Hanxin since 1999. From 1985 through 1999 he was the design manager of Xi'an Chemical Co., Ltd., a chloralkali chemical company.

MR. GENSHE BAI, DIRECTOR

Mr. Bai is a director of the Registrant and has been affiliated with Hanxin since 2002. From 1996 to 2002 he worked as the general manager of Xi'an Commodity Development Co., Ltd., a company engaged in the purchase and sale of commodities. From 1980-1996 Mr. Bai worked as a manager of the auditing department for Xi'an Commodity Bureau, a governmental agency responsible for the regulation of commodities.

MR. SHENGLI LIU, DIRECTOR

Mr. Liu is a director of the Registrant and has worked for Hanxin since 2002. From 1997 to 2002 he was the director for the 12th section of Xikang railway project of China Railway 18th Bureau Group Co., Ltd. From 1989 to 1997 he worked as a manger in the metals division of the Xi'an Commodity Bureau.

EMPLOYMENT AGREEMENTS
----------------------------

         Each major employee and consultant of Hanxin is required to sign an employment agreement. The employment agreements run for a period of one (1) year, however, an employee may be fired for cause.

RELATED PARTY TRANSACTIONS
--------------------------

         In November 2004, Hanxin made (i) a loan to Mr. Chen in the amount of US $483,232 and (ii) a loan to officers for an aggregate of $731,146 for certain advances made in connection with the Merger. These loans were unsecured, non-interest bearing and were due on demand. Both of these loans were repaid in early 2005.

         Certain officers of Hanxin loaned Hanxin an aggregate of $216,709 for various expenses and costs of operations. These loans did not accrue interest and were payable on demand. These loans were repaid in early 2005.

         On March 14, 2004 Hanxin purchased a patent from Mr. Zhang for US $1,208,080. The value of the patent was determined after an appraisal by a public accounting firm based in China.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a): Financial Statements of Businesses Acquired. The financial statements of Hanxin International, including the pro-forma consolidated financial statements are filed herewith.

         (b):     Exhibits:

         2.1 Agreement and Plan of Merger, dated as of July 11, 2005, by and among Kushi Natural Foods Corporation, Kushi Sub, Inc., Hanxin (Cork) International Holding Co., Ltd., Xi'An Cork Investments Consultative Management Co. and Xian Hanxin Science and Technology Co., Ltd. (previously filed as an exhibit on Form 8-K filed on August 10, 2005).

         2.2 Amendment to Agreement and Plan of Merger dated as of September 30, 2005.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HANKERSEN INTERNATIONAL CORP.

                                   By: /S/ PENGCHENG CHEN
                                       ------------------
                                       Name: Pengcheng Chen
                                       Title:  Chief Executive Officer

Dated:  January 17, 2006

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.

                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003









                             CONTENTS


Report of Independent Registered Public Accounting Firm....................F-2

Consolidated Financial Statements:

    Balance Sheet..........................................................F-3

    Statements of Operations...............................................F-4

    Statements of Stockholders' Equity.....................................F-5

    Statements of Cash Flows...............................................F-6

Notes to Consolidated Financial Statements.........................F-7 to F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
Hanxin (Cork) International Holding Co., Ltd.


         We have audited the accompanying consolidated balance sheet of Hanxin
(Cork) International Holding Co., Ltd. as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanxin (Cork) International Holding Co., Ltd. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.






                                                  /S/ MOST & CO., LLP
                                                  -------------------
                                                  Certified Public Accountants

New York, New York
December 28, 2005



          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

ASSETS
Current Assets:
    Cash and cash equivalents                                                         $ 1,011,872
    Accounts receivable, net of allowance for doubtful accounts of $ 16,204             2,272,868
    Inventories                                                                           679,211
    Due from stockholders/officers (net of due to stockholders/offices of $216,709)       997,669
    Deposits                                                                            1,208,080
    Prepayments and other current assets                                                1,121,558
                                                                                      -----------

       Total Current Assets                                                             7,291,258

Property and Equipment - Net                                                            2,595,658
Land Use Right - Net                                                                      154,562
                                                                                      -----------

                                                                                      $10,041,478
                                                                                      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Mortgage payable, current portion                                                 $     5,182
    Accounts payable                                                                      709,557
    Accrued expenses                                                                      413,611
    Customer deposits                                                                      22,954
    Taxes payable                                                                         736,125
    Other current liabilities                                                              62,493
                                                                                      -----------

       Total Current Liabilities                                                        1,949,922

Mortgage Payable - Non-current Portion                                                     56,352

Minority Interest                                                                         832,109

Stockholders' Equity
    Common stock, $1.00 par value, 50,000 shares authorized,                               50,000
       50,000 shares issued and outstanding
    Additional paid-in capital                                                          4,350,313
    Retained earnings                                                                   2,802,782
                                                                                      -----------

       Total Stockholders' Equity                                                       7,203,095
                                                                                      -----------

                                                                                      $10,041,478
                                                                                      ===========


          See accompanying notes to Consolidated Financial Statements.

                                       F-3



          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                  FOR THE YEARS ENDED
                                                                       DECEMBER 31
                                                              ----------------------------
                                                                  2004            2003
                                                              ----------------------------
 Revenues                                                     $ 10,473,229    $  5,264,373

 Cost of Goods Sold                                              5,522,921       2,854,179
                                                              ------------    ------------


 Gross Profit                                                    4,950,308       2,410,194

 Operating expenses
     Selling expenses                                            1,144,549         407,143
     General and administrative expense                            673,318         205,960

                                                              ------------    ------------

 Total operating expenses                                        1,817,867         613,103

                                                              ------------    ------------

 Income from operations                                          3,132,441       1,797,091

                                                              ------------    ------------

 Other income (expense)
      Interest income (expense), net                                32,344         (21,476)
      Loss from flood                                             (135,158)
      Other income                                                  72,264          72,427

                                                              ------------    ------------
 Total other income                                                104,608         (84,207)

 Income before taxes and minority interest                       3,237,049       1,712,884

 Income tax provision                                                 --              --

                                                              ------------    ------------

 Net income before minority interest                             3,237,049       1,712,884


 Minority interest                                                 258,964         137,031

                                                              ------------    ------------

 Net income                                                   $  2,978,085    $  1,575,853
                                                              ============    ============

Net income per common share - Basic and diluted:
      Net income per common share                             $      59.56    $      31.52
                                                              ============    ============

     Weighted Common Shares Outstanding - basic and diluted         50,000          50,000
                                                              ============    ============

          See accompanying notes to Consolidated Financial Statements.

                                       F-4



          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2004 and 2003




                                Common Stock, $1.00 Par Value        Additional                          Total
                                  Number of                           Paid-in         Retained       Stockholders'
                                    Shares           Amount           Capital          Earnings          Equity
                                 -----------------------------------------------------------------------------------

Balance, December 31, 2002           50,000       $    50,000       $ 4,350,313      $   123,931      $ 4,524,244

Net income                                                                             1,575,853        1,575,853

Less: Dividend Declared                                                                 (667,007)        (667,007)
                                -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2003           50,000            50,000         4,350,313        1,032,777        5,433,090

Net income                                                                             2,978,085        2,978,085

Less: Capital Distribution                                                            (1,208,080)      (1,208,080)
                                -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2004           50,000       $    50,000       $ 4,350,313      $ 2,802,782      $ 7,203,095
                                ===========       ===========       ===========      ===========      ===========


















          See accompanying notes to Consolidated Financial Statements.

                                       F-5




          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             For Years Ended December 31
                                                             ---------------------------
                                                                 2004           2003
                                                              -----------    -----------
Cash flows from operating activities
Net income                                                    $ 2,978,085    $ 1,575,853
Adjustments to reconcile net income to net cash provided by
   operating activities
   Depreciation and amortization                                  179,268        155,335
   Minority interest                                              258,964        137,031
   Changes in operating assets and liabilities:
       Accounts receivable                                     (1,301,316)      (463,778)
       Inventories                                                568,750       (222,422)
       Deposits                                                  (667,247)      (540,833)
       Prepayments and other current assets                      (962,106)       339,470
       Accounts payable and accrued expenses                      634,754        135,858
       Customer deposits                                           22,954           --
       Taxes payable                                              426,306        217,751
       Other current liabilities                                 (164,970)         5,040

                                                              -----------    -----------

Net cash provided by operating activities                       1,973,442      1,339,305

Cash flows from investing activities
   Purchase of equipment                                         (566,249)      (219,484)

                                                              -----------    -----------

Net cash used in investing activities                            (566,249)      (219,484)

Cash flows from financing activities
   Payment of short-term loan                                    (193,293)       (48,323)
   Proceeds from long-term debt                                    64,028           --
   Payment on long-term debt                                       (2,495)          --
   Payments to stockholders/officers                           (1,326,834)    (2,219,441)
   Receipts from stockholders/officers                          2,436,148      2,125,270
   Dividend paid                                                 (773,331)      (398,765)
   Distributions                                               (1,208,080)          --

                                                              -----------    -----------

Net cash used in financing activities                          (1,003,857)      (541,259)

Net increase in cash and cash equivalents                         403,336        578,562
Cash and cash equivalents at beginning of year                    608,536         29,974

                                                              -----------    -----------

Cash and cash equivalents at end of year                      $ 1,011,872    $   608,536
                                                              ===========    ===========

Supplemental information
   Interest paid                                              $    11,556    $    20,399
   Taxes paid                                                 $      --      $      --



          See accompanying notes to Consolidated Financial Statements.

                                       F-6

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Hanxin (Cork) International Holding Co., Ltd. (the "Company") incorporated in September 2004, in the British Virgin Island, acquired a 92% interest in Xi'an Hanxin Technology Co., Ltd. ("Hanxin Technology") through its wholly-owned subsidiary, Xi'an Cork Investments Consultative Management Co., Ltd., in April 2005. Hanxin Technology incorporated in July 2002 in Shaanxi Province, China, engages in developing, manufacturing and marketing of cork wood floor, wall and decorating materials. This acquisition is being treated as recapitalization of Xi'an Hanxin Technology Co., Ltd.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates in 2004 and 2003 include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

INVENTORIES

The Company values inventories, consisting of finished goods, work in progress and raw materials, at the lower of cost or market. Cost is determined on the weighted average cost method.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or the asset's useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 31, 2004, the Company does not believe that any impairment has occurred.

CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. No one customer accounts for a significant portion of the Company's trade accounts receivable portfolio. As a result, the Company does not consider itself to have any significant concentration risk.

The Company's financial instruments consist primarily of cash, which is invested in money market accounts, and accounts payable. The Company considers the book value of these instruments to be indicative of their respective fair value. The Company places its temporary cash investments with high credit quality institutions to limit its exposure.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value based on the short-term maturity of these instruments. The Company's mortgage payable approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2004.

INCOME TAXES

The Company files foreign tax returns in China. The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

MINORITY INTEREST
------------------

Minority interest represents the minority shareholders' proportionate share of the equity of the Company's subsidiary, Xi'an Hanxin Technology Co., Ltd., which was 8% at December 31, 2004, 2003 and 2002. The minority interest is adjusted for the minority's share of the earnings or losses of Xi'an Hanxin Technology Co., Ltd.

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency. The financial statements are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2004 and 2003 was not material. As of December 31, 2004, the exchange rate for the Chinese Renminbi (RMB) was $1 US for 8.2776 RMB.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Persuasive evidence of an arrangement is demonstrated via purchase order from the distributor, our customer, product delivery is evidenced by warehouse shipping log as well as signed bill of lading from the trucking company and no product return is allowed except defective or damaged products, the sales price to the customer is fixed upon acceptance of purchase order, there is no separate sales rebate, discounts, and volume incentives.

ADVERTISING COSTS

Advertising costs are booked as expenses as incurred. The Company incurred $160,816 and $68,063 for the years ended December 31, 2004 and 2003, respectively.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are booked as expenses as incurred. The Company incurred $111,305 and $54,764 for the years ended December 31, 2004 and 2003, respectively.


NOTE 2 - INVENTORIES

Inventories at December 31, 2004, consisted of the following:

         Raw material                         $     422,664
         Working in progress                         57,337
         Finished goods                             199,210
                                              -------------
                                              $     679,211
                                              =============


NOTE 3 - DUE FROM STOCKHOLDERS/OFFICERS

Due from stockholders/officers are unsecured, non-interest bearing and due on demand. As of December 31, 2004, The total net amount of due from stockholders/officers is $997,669, which includes $483,232 given to the CEO to set up a trading company, which became a new subsidiary of the Company upon its formation in June, 2005 for $966,464 with minority interest of $241,616, $731,146 reverse-merger related advances, of which $275,850 were used for reverse-merger related professional fees and $455,296 were returned to the Company in first quarter 2005, and ($216,709) officers lent to the Company, which were returned in first quarter of 2005.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 4 - DEPOSITS

Deposits represent amounts paid to a business entity, of which the Company is interested to acquire. The acquisition did not take place, the deposits were fully refunded in June 2005. The deposits bear no interest.

NOTE 5 - PREPAYMENTS AND OTHER CURRENT ASSETS

The Company purchases certain raw materials under purchase agreements with two suppliers that expired at June 30, 2005. The Company prepaid $989,406 for future raw materials (tree skin) as of December 31, 2004. Its remaining obligation under such contracts is $5,447. In addition, the Company paid $25,286 to vendors in advances to secure release of certain raw materials and machinery as required by certain vendors and $56,866 to employees for travel advances, has $50,000 of stock subscription receivable, which was received in January 2005. For the years ended December 31, 2004 and 2003, the amounts of prepayments applied to purchases were $58,084 and $0, respectively.


NOTE 6 - PROPERTY AND EQUIPMENT

At December 31, 2004, property and equipment consisted of the following:

                                          ESTIMATED LIFE
         Buildings and improvement          27 - 35           $    1,782,368
         Manufacturing equipment                8                  1,047,788
         Office Furniture and Equipment         5                    100,019
         Vehicle                                8                     43,674
         Construction in progress                                      2,292
                                                                ------------
                                                                   2,976,141
                  Less: Accumulated depreciation                    (380,483)
                                                                ------------
                                                               $   2,595,658
                                                               =============

For the years ended December 31, 2004 and 2003, depreciation expense amounted to $175,082 and $151,129, respectively.


NOTE 7 - PATENT RIGHT

On March 14, 2004, Hanxin Technology purchased a patent from one of the shareholders for US$1,208,080. The value of the patent was recorded at the shareholder's historical cost basis, which was $0. Accordingly, the purchase is being treated as a capital distribution.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 8 - LAND USE RIGHT

At December 31, 2004, land use right at cost, less accumulated amortization consisted of the following:

         Land use right                                    $   168,230
                  Less: Accumulated amortization               (13,668)
                                                           -----------

                                                           $   154,562
                                                           ===========

For the years ended December 31, 2004 and 2003, amortization expense amounted to $4,206 and $4,206, respectively.

The amortization expense for the next five years is as follows:

         2005                                                  $  4,206
         2006                                                     4,206
         2007                                                     4,206
         2008                                                     4,206
         2009                                                     4,206

NOTE 9 - MORTGAGE PAYABLE

At December 31, 2004, mortgage payable consisted of the following:

         Mortgage payable with financial institution, payable in   $     61,533
         monthly installments with interest at 5.04% per annum,
         due June 25, 2014 and collateralized by real property
                  Less: Current portion                                  (5,182)
                                                                   ------------

         Mortgage payable, net of current portion                  $     56,351
                                                                   ============

The minimum future payments for the next five years are as follows:

         2005                                         $    5,182
         2006                                              5,449
         2007                                              5,730
         2008                                              6,026
         2009                                              6,336
         Thereafter                                       32,810
                                                       ---------

                                                      $  61,533

Under the terms of the mortgage, the mortgage interest rate changes in accordance with change of the inter-banking borrowing rate set by the People's Bank of China (China's central bank).

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 10 - TAXES PAYABLE

At December 31, 2004, taxes payable consisted the following:

         Value-added tax                                  $   715,882
         Local taxes and surcharges                            20,243
                                                          -----------

                                                          $   736,125
                                                          ===========


NOTE 11 - LEASE COMMITMENTS

The Company leases its facilities under three separate operating lease agreements that expire at July 31, 2005, December 31, 2005 and February 28, 2007. Rent expense amounted to $60,721 and $52,266 for the years ended December 31, 2004 and 2003, respectively. The future minimum rental payments as of December 31, 2004 are as follows:

         2005                                        $     45,345
         2006                                              14,510
         2007                                               2,418
                                                     ------------

                                                     $     62,273
                                                     ============


NOTE 12 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company is governed by Provisional Regulation of the Income Tax Law of the People's Republic of China (the "PRC Income Tax Law"). Per PRC Income Tax Law, any new corporation is exempt from income tax for the first two years, and 50% exemption of income tax for the next three years for non high-tech corporation or 15% tax rate for corporation qualified by State Science and Technology Commission as "High Tech corporation" located in State "High Tech Zone" approved by China State Council. The Company is qualified as a High Tech corporation. Based on this regulation, the Company is exempt from income tax in 2003 and 2004. The Company's tax-exempt status is terminated as of December 31, 2004 and its income is subject to 15% tax as of January 1, 2005. As a result, the Company had tax exempt benefit in the amount of $446,713 and $236,378, or $8.93 and $4.73 per share for the years ended December 31, 2004 and 2003, respectively.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 13 - FOREIGN SUBSIDIARIES

         Operations

         Substantially all of the Companies' operations are carried out and all of its assets are located in the PRC. Accordingly, the Companies' business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Companies' business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

         Dividends and Reserves

         Under laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:
(i) cumulative prior years' losses, if any; (ii) allocations to the "Statutory Surplus Reserve" of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory Common Welfare Fund", which is established for the purpose of providing employee facilities and other collective benefits to employees in China; and (iv) allocations to any discretionary surplus reserve, if approved by shareholders.

         As of December 31, 2004, the Company's PRC subsidiaries established and segregated in retained earnings an aggregate amount for the Statutory Surplus Reserve and the Statutory Common Welfare Fund of $918,501.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)








                                    CONTENTS


Consolidated Financial Statements:

    Balance Sheet...........................................................F-2

    Statements of Operations................................................F-3

    Statements of Stockholders' Equity......................................F-4

    Statements of Cash Flows................................................F-5

Notes to Consolidated Financial Statements..........................F-6 to F-14



          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY
                      CONSOLIDATED BALANCE SHEET (RESTATED)
                                 March 31, 2005
                                   (Unaudited)


ASSETS
Current Assets:
    Cash and cash equivalents                                        $ 2,266,657
    Accounts receivable, net of allowance for
       doubtful accounts of $ 16,204                                   2,165,632
    Inventories                                                          666,355
    Deposits                                                           1,208,080
    Deferred acquisition cost                                            275,850
    Prepayments and other current assets                                 955,901
                                                                     -----------

       Total Current Assets                                            7,538,475

Property and Equipment - Net                                           2,547,372

Land Use Right - Net                                                     153,511
                                                                     -----------

                                                                     $10,239,358
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Mortgage payable, current portion                                $     5,247
    Accounts payable                                                     334,692
    Accrued expenses                                                     359,777
    Taxes payable                                                        910,502
    Other current liabilities                                             22,859
                                                                     -----------

       Total Current Liabilities                                       1,633,077

Mortgage Payable - Non-current Portion                                    54,619

Minority Interest                                                        873,426

Stockholders' Equity
    Common stock, $1.00 par value, 50,000 shares authorized,              50,000
       50,000 shares issued and outstanding
    Additional paid-in capital                                         4,350,313
    Retained earnings                                                  3,277,923
                                                                     -----------

       Total Stockholders' Equity                                      7,678,236
                                                                     -----------

                                                                     $10,239,358
                                                                     ===========


    See accompanying notes to Consolidated Financial Statements.




          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)

                                   (Unaudited)

                                                       For the Three Months
                                                         Ended March 31,
                                                    ---------------------------
                                                       2005            2004
                                                    -----------     -----------

 Revenues                                           $ 2,043,846     $ 1,495,591

 Cost of Goods Sold                                   1,144,404         798,828
                                                    -----------     -----------


 Gross Profit                                           899,442         696,763

 Operating expenses
     Selling expenses                                   199,914         141,005
     General and administrative expense                 110,384         107,358

                                                    -----------     -----------

 Total operating expenses                               310,298         248,363

                                                    -----------     -----------

 Income from operations                                 589,144         448,400

                                                    -----------     -----------

 Other income (expense)
     Interest income (expense), net                         344          (2,259)
     Other income                                        18,109          18,085

                                                    -----------     -----------
 Total other income                                      18,453          15,826

 Income before taxes and minority interest              607,597         464,226

 Income tax provision                                    91,139            --

                                                    -----------     -----------

 Net income before minority interest                    516,458         464,226


Minority interest                                        41,317          37,138

                                                    -----------     -----------

 Net income                                         $   475,141     $   427,088
                                                    ===========     ===========








          See accompanying notes to Consolidated Financial Statements.




          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (RESTATED)
                    For the Three Months Ended March 31, 2005
                                   (Unaudited)



                             Common Stock, $1.00 Par Value        Additional                         Total
                               Number of                           Paid-in         Retained       Stockholders'
                                Shares            Amount           Capital         Earnings          Equity
                             -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2002        50,000       $    50,000       $ 4,350,313      $   123,931      $ 4,524,244

Net income                                                                         1,575,853         1,575,853

Less: Dividend Declared                                                             (667,007)         (667,007)
                             -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2003        50,000            50,000         4,350,313        1,032,777        5,433,090

Net income                                                                         2,978,085         2,978,085

Less: Capital Distribution                                                        (1,208,080)       (1,208,080)
                             -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2004        50,000            50,000         4,350,313        2,802,782        7,203,095

Net income                                                                            475,141           475,141
                             -----------       -----------       -----------      -----------      -----------

Balance, March 31, 2005           50,000       $    50,000       $ 4,350,313      $ 3,277,923      $ 7,678,236
                             ===========       ===========       ===========      ===========      ===========














          See accompanying notes to Consolidated Financial Statements.



          HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)

                                   (Unaudited)

                                                                 For the Three Months
                                                                    Ended March 31,
                                                              --------------------------
                                                                 2005           2004
                                                              -----------    -----------
 Cash flows from operating activities
Net income                                                    $   475,141    $   427,088
Adjustments to reconcile net income to net cash provided by
    operating activities
    Depreciation and amortization                                  54,584         39,276
    Minority interest                                              41,317         37,138
    Changes in operating assets and liabilities:
       Accounts receivable                                        107,236        261,244
       Inventories                                                 12,856        209,050
       Deferred acquisition cost                                 (275,850)          --
       Prepayments and other current assets                       165,655           --
       Accounts payable and accrued expenses                     (428,698)      (187,397)
       Customer deposits                                          (22,954)          --
       Taxes payable                                              174,377         61,618
       Other current liabilities                                  (39,636)         1,904

                                                              -----------    -----------

Net cash provided by operating activities                         264,028        849,921

Cash flows from investing activities
    Purchase of equipment                                          (5,245)        (8,065)

                                                              -----------    -----------

Net cash used in investing activities                              (5,245)        (8,065)

Cash flows from financing activities
    Payment on long-term debt                                      (1,667)          --
    Payments to stockholders/officers                            (216,708)          --
    Receipts from stockholders/officers                         1,214,377        734,663
    Dividend paid                                                    --         (773,331)

                                                              -----------    -----------

Net cash provided by (used in) financing activities               996,002        (38,668)

Net increase in cash and cash equivalents                       1,254,785        803,188
Cash and cash equivalents at beginning of year                  1,011,872        608,536

                                                              -----------    -----------

Cash and cash equivalents at end of period                    $ 2,266,657    $ 1,411,724
                                                              ===========    ===========

Supplemental information
    Interest paid                                             $     1,074    $     3,336
    Taxes paid                                                $      --      $      --


          See accompanying notes to Consolidated Financial Statements.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Hanxin (Cork) International Holding Co., Ltd. (the "Company") incorporated in September 2004, in the British Virgin Island, acquired a 92% interest in Xi'an Hanxin Technology Co., Ltd. ("Hanxin Technology") through its wholly-owned subsidiary, Xi'an Cork Investments Consultative Management Co., Ltd., in April 2005. Hanxin Technology incorporated in July 2002 in Shaanxi Province, China, engages in developing, manufacturing and marketing of cork wood floor, wall and decorating materials. This acquisition is being treated as recapitalization of Xi'an Hanxin Technology Co., Ltd.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and 2003 and notes thereto contained herein. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates in 2004 and 2003 include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

INVENTORIES

The Company values inventories, consisting of finished goods, work in progress and raw materials, at the lower of cost or market. Cost is determined on the weighted average cost method

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or the asset's useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At March 31, 2005, the Company does not believe that any impairment has occurred.

CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. No one customer accounts for a significant portion of the Company's trade accounts receivable portfolio. As a result, the Company does not consider itself to have any significant concentration risk.

The Company's financial instruments consist primarily of cash, which is invested in money market accounts, and accounts payable. The Company considers the book value of these instruments to be indicative of their respective fair value. The Company places its temporary cash investments with high credit quality institutions to limit its exposure.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value based on the short-term maturity of these instruments. The Company's mortgage payable approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2005.

INCOME TAXES

The Company files foreign tax returns in China. The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

MINORITY INTEREST

Minority interest represents the minority shareholders' proportionate share of the equity of the Company's subsidiary, Xi'an Hanxin Technology Co., Ltd., which was 8% at March 31, 2005 and 2004. The minority interest is adjusted for the minority's share of the earnings or losses of Xi'an Hanxin Technology Co., Ltd.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency. The financial statements are translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at March 31, 2005 and 2004 was not material. As of March 31, 2005, the exchange rate for the Chinese Renminbi (RMB) was $1 US for 8.2776 RMB.

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Persuasive evidence of an arrangement is demonstrated via purchase order from the distributor, our customer, product delivery is evidenced by warehouse shipping log as well as signed bill of lading from the trucking company and no product return is allowed except defective or damaged products, the sales price to the customer is fixed upon acceptance of purchase order, there is no separate sales rebate, discounts, and volume incentives.

ADVERTISING COSTS

Advertising costs are booked as expenses as incurred. The Company incurred $9,665 and $0 for the three months ended March 31, 2005 and 2004, respectively.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


SHIPPING AND HANDLING COSTS

Shipping and handling costs are booked as expenses as incurred. The Company incurred $21,972 and $15,576 for the three months ended March 31, 2005 and 2004, respectively.


NOTE 2 - INVENTORIES

Inventories at March 31, 2005, consisted of the following:

         Raw material                                    $  474,770
         Working in progress                                108,747
         Finished goods                                      82,838
                                                         ----------
                                                         $  666,355
                                                         ==========


NOTE 3 - DEPOSITS

Deposits represent amounts paid to a business entity, of which the Company is interested in acquiring. The acquisition did not take place, the deposits were fully refunded in June 2005.. The deposits bear no interest.


NOTE 4 - DEFERRED ACQUISITION COST

Deferred acquisition cost represents amount incurred for future purchase of a public company.


NOTE 5 - PREPAYMENTS AND OTHER CURRENT ASSETS

The Company purchases certain raw materials under purchase agreements with two suppliers that expire at June 30, 2005. The Company prepaid $842,625 for future raw materials (tree skin) as of March 31, 2005. Its remaining obligation under such contracts is $0. In addition, the Company paid $62,931 to vendors in advances to secure release of certain raw materials and machinery as required by certain vendors and $50,345 to employees for travel advances. For the three months ended March 31, 2005 and 2004, the amounts of prepayments applied to purchases were $200,118 and $0, respectively.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


NOTE 6 - PROPERTY AND EQUIPMENT

At March 31, 2005, property and equipment consisted of the following:

                                 ESTIMATED LIFE
         Buildings and improvement               27 - 35         $  1,782,368
         Manufacturing equipment                    8               1,048,634
         Office furniture and equipment             5                 103,825
         Vehicle                                    8                  43,674
         Construction in progress                                       2,886
                                                                 ------------
                                                                    2,981,387
                  Less: Accumulated depreciation                     (434,015)
                                                                 ------------

                                                                 $  2,547,372

For the three months ended March 31, 2005 and 2004, depreciation expense amounted to $53,803 and $38,225, respectively.


NOTE 7 - PATENT RIGHT

On March 14, 2004, the Company purchased a patent from one of the shareholders for US$1,208,080. The value of the patent was recorded at the shareholder's historical cost basis, which was $0. Accordingly, the purchase is being treated as a capital distribution.

NOTE 8 - LAND USE RIGHT

The Company purchased the right to use a parcel of land for 40 years on September 27, 2001. The purchase price is being amortized over the term.

At March 31, 2005, land use right at cost, less accumulated amortization consisted of the following:

         Land use right                                      $ 168,230
                  Less: Accumulated amortization               (14,719)
                                                             ---------

                                                             $ 153,511
                                                             =========

For the three months ended March 31, 2005 and 2004, amortization expense amounted to $1,051 and $1,051, respectively.

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)

NOTE 9 - MORTGAGE PAYABLE

At March 31, 2005, mortgage payable consisted of the following:

         Mortgage payable with financial institution, payable in  $   59,866
         monthly installments with interest at 5.04% per annum,
         due June 25, 2014 and collateralized by real property
                  Less: Current portion                               (5,247)
                                                                  ----------

         Mortgage payable, net of current portion                 $   54,619
                                                                  ==========

The minimum future payments for the next five years are as follows:

         2005 (04/01/2005 to 12/31/2005)                 $   3,515
         2006                                                5,449
         2007                                                5,730
         2008                                                6,026
         2009                                                6,336
         Thereafter                                         32,810
                                                         --------

                                                         $ 59,866
                                                         ========

Under the terms of the mortgage, the mortgage interest rate changes in accordance with change of the inter-banking borrowing rate set by the People's Bank of China (China's central bank).

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


NOTE 10 - TAXES PAYABLE

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company is governed by Provisional Regulation of the Income Tax Law of the People's Republic of China (the "PRC Income Tax Law"). Per PRC Income Tax Law, any new corporation is exempt from income tax for the first two years, and 50% exemption of income tax for the next three years for non high-tech corporation or 15% tax rate for corporation qualified by State Science and Technology Commission as "High Tech corporation" located in China State Council approved "High Tech Zone". The Company is qualified as a High Tech corporation. Based on this regulation, the Company is exempt from income tax in 2003 and 2004.The Company's tax-exempt status is terminated as of December 31, 2004 and its income is subject to 15% tax as of January 1, 2005. As a result, the Company had tax-exempt benefit in the amount of $0 and $64.063, or $0 and $1.28 per share for the three months ended March 31, 2005 and 2004, respectively.

At March 31, 2005, taxes payable consisted the following:

         Value-added tax                                    $ 797,128
         Corporate income tax provision                        91,139
         Local taxes and surcharges                            22,235
                                                            ---------

                                                            $ 910,502
                                                            =========


NOTE 11 - LEASE COMMITMENTS

The Company leases its facilities under four separate operating lease agreements, which expire on July 31, 2005, December 1, 2005, December 31, 2005 and February 28, 2007. Rent expense amounted to $19,009 and $9,270 for the three months ended March 31, 2005 and 2004, respectively. The future minimum rental payments as of December 31, 2004 are as follows:

         2005                                           $  45,345
         2006                                              14,510
         2007                                               2,418
                                                        ---------

                                                        $  62,273
                                                        =========

                  HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD.
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (Unaudited)


NOTE 12 - CONCENTRATION OF CREDIT RISK

         Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. Three customers accounted for 67.8% of trade accounts receivable as of March 31, 2005.


NOTE 13 - FOREIGN SUBSIDIARIES

         Operations

         Substantially all of the Companies' operations are carried out and all of its assets are located in the PRC. Accordingly, the Companies' business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Companies' business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

         Dividends and Reserves

         Under laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:
(i) cumulative prior years' losses, if any; (ii) allocations to the "Statutory Surplus Reserve" of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory Common Welfare Fund", which is established for the purpose of providing employee facilities and other collective benefits to employees in China; and (iv) allocations to any discretionary surplus reserve, if approved by shareholders.

         As of March 31, 2005, the Company's PRC subsidiaries established and segregated in retained earnings an aggregate amount for the Statutory Surplus Reserve and the Statutory Common Welfare Fund of $918,501.

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
                                 MARCH 31, 2005
                                   (UNAUDITED)

      NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (RESTATED)

         The following Unaudited Pro Forma Combined Financial Statements of Kushi Natural Foods Corp. and Subsidiary ("Kushi") and Hanxin (Cork) International Holding Co., Ltd. ("Hanxin International") give effect to the merger between Kushi and Hanxin International under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. The acquisition of Hanxin International by Kushi has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Hanxin International pursuant to which Hanxin International is treated as the continuing entity. In connection with the acquisition, Kushi will acquire all of the outstanding capital stock of Hanxin International to which Hanxin International will merge with and into Kushi Sub, Inc., a wholly owned subsidiary of Kushi. At the effective time of the merger, Kushi will acquire Hanxin International in exchange for (i) 24,000,000 shares of Kushi's common stock and (ii) 1,000 shares of the Kushi's Series A Preferred Stock, which are convertible into 177,185,642 shares of Kushi's common stock (the "Merger"). The aggregate amount of shares of common stock issuable to the shareholders of Hanxin International pursuant to the Merger, taking into account conversion of all of shares of the Series A Preferred Stock, shall represent 95% of the issued and outstanding shares of the Kushi's common stock. These pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Kushi would actually have been if the merger had in fact occurred on January 1, 2005, nor do they purport to project the results of operations or financial position of Kushi for any future period or as of any date, respectively.

         These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Kushi and Hanxin International.




                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED BALANCE SHEET (RESTATED)
                                 March 31, 2005
                                   (Unaudited)



                                                               Hanxin (Cork)
                                                    Kushi      International
                                                   Natural     Co., Ltd. and        Pro forma Adjustments            Pro Forma
                                                 Foods Corp.   Subsidiaries      AJE       Dr.     AJE      Cr.       Balances
                                                 ------------------------------------------------------------------------------
                      ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                    $    13,997    $ 2,266,657         $      --         $      --     $ 2,280,654
    Short-term investments                              --             --                  --                --            --
    Accounts receivable
        (net of allowance for
        doubtful accounts of $16,204)              2,165,632           --                  --           2,165,632
    Inventories                                         --          666,355                --                --         666,355
    Deposits                                            --        1,208,080                --                --       1,208,080
    Deferred acquisition cost                           --          275,850                -   (2)        275,850          --
    Prepaid expenses and other
        current assets                                  --          955,901                --             955,901
                                                 -----------    -----------         ----------        -----------   -----------
        Total Current Assets                          13,997      7,538,475                --             275,850     7,276,622

PROPERTY AND EQUIPMENT - Net                            --        2,547,372                --                --       2,547,372

LAND USE RIGHTS                                         --          153,511                --                --         153,511
                                                 -----------    -----------         ----------        -----------   -----------
        Total Assets                             $    13,997    $10,239,358         $      --         $   275,850   $ 9,977,505
                                                 ===========    ===========         ==========        ===========   ===========


       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt            $      --      $     5,247         $      --         $      --     $     5,247
    Accounts payable                                  16,750        334,692                --                --         351,442
    Accrued expenses                                    --          359,777                --                --         359,777
    Taxes payable                                    910,502           --                  --             910,502
    Other current liabilities                           --           22,859                --                --          22,859
                                                 -----------    -----------         ----------        -----------   -----------
        Total Current Liabilities                     16,750      1,633,077                --                --       1,649,827

LONG-TERM DEBT, net of current portion                  --           54,619                --                --          54,619
                                                 -----------    -----------         ----------        -----------   -----------
MINORITY INTEREST                                       --          873,426                --                --         873,426
                                                 -----------    -----------         ----------        -----------   -----------
        Total Liabilities                             16,750      2,561,122                --                --       2,577,872
                                                 -----------    -----------         ----------        -----------   -----------
STOCKHOLDERS' EQUITY:
    Preferred stock, $0.0001 par value,
        5,000,000 shares authorized, 1,000
        shares issued and outstanding                   --             --                      (1)              1             1
    Common stock ($.0001 Par Value; 35,000,000
        Shares Authorized;
        34,588,718 shares issued
        and outstanding) - Pro forma                   1,059         50,000(2)           50,000(2)          2,400         3,459
    Additional paid-in capital                       213,494      4,350,313(1)(2)       495,557(2)         50,000     4,118,250
    Retained earnings                               (217,306)     3,277,923                -   (2)        217,306     3,277,923
                                                 -----------    -----------         ----------        -----------   -----------
        Total Stockholders' Equity                    (2,753)     7,678,236             545,557           269,707     7,399,633
                                                 -----------    -----------         ----------        -----------   -----------
        Total Liabilities and
                Stockholders' Equity             $    13,997    $10,239,358         $   545,557       $   269,707   $ 9,977,505
                                                 ===========    ===========         ==========        ===========   ===========

               See notes to pro forma consolidated balance sheet
                                       -2-



                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (RESTATED)
                    For the Three Months ended March 31, 2005
                                   (Unaudited)






                                                    Hanxin (Cork)
                                         Kushi      International
                                        Natural     Co., Ltd. and   Pro forma Adjustments     Pro Forma
                                      Foods Corp.   Subsidiaries   AJE    Dr.  AJE   Cr.       Balances
                                      -------------------------------------------------------------------



NET REVENUES                          $       --      $  2,043,846   $ --     $       --     $  2,043,846

COST OF SALES                                 --         1,144,404     --             --        1,144,404
                                      ------------    ------------   ------   ------------   ------------

 GROSS PROFIT                                 --           899,442     --             --          899,442
                                      ------------    ------------   ------   ------------   ------------

 OPERATING EXPENSES:
      Selling expenses                        --           199,914     --             --          199,914
     General and administrative                525         110,384                    --          110,909
                                      ------------    ------------   ------   ------------   ------------

        Total Operating Expenses               525         310,298     --             --          310,823
                                      ------------    ------------   ------   ------------   ------------

INCOME FROM OPERATIONS                        (525)        589,144     --             --          588,619

OTHER INCOME (EXPENSE):
     Interest income (expense), net           --               344                    --              344
     Other income                           18,109          18,109
                                      ------------    ------------   ------   ------------   ------------

        Total Other Expense                   --            18,453     --             --           18,453
                                      ------------    ------------   ------   ------------   ------------

INCOME BEFORE INCOME TAXES                    (525)        607,597     --             --          607,072

INCOME TAXES                                  --            91,139     --             --           91,139
                                      ------------    ------------   ------   ------------   ------------

INCOME BEFORE MINORITY INTEREST               (525)        516,458     --             --          515,933

MINORITY INTEREST                             --            41,317                                 41,317
                                      ------------    ------------   ------   ------------   ------------

NET INCOME                            $       (525)   $    475,141   $ --     $       --     $    474,616
                                      ============    ============   ======   ============   ============

EARNINGS PER SHARE                    $       --      $     9.5000   $ --     $       --     $     0.0100
                                      ============    ============   ======   ============   ============

Weighted average number
  of shares used in
  calculation of earnings
  per share                             10,588,718          50,000   50,000     24,000,000     34,588,718
                                      ============    ============   ======   ============   ============


            See notes to pro forma consolidated financial statements
                                       -3-


                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
        NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS (RESTATED)

          The adjustments to the unaudited pro forma consolidated financial statements as of March 31, 2005 reflects the issuance of 1,000 shares of the Company's preferred stock and reflects the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. and that the transaction occurred as of January 1, 2005 and are as follows:

(1) To reflect the issuance of 1,000 shares of the Company's preferred stock, and

(2) To reflect the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. ("Hanxin International"), a British Virgin Islands limited liability corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Kushi with the former shareholders of the Company retaining 10,588,718 or approximately 5% of the outstanding stock.

Unaudited pro forma adjustments reflect the following transaction:

                                                             Dr.          Cr.
     1)
     Preferred stock                                                           1
             Paid-in capital                                    1
     To reflect the issuance of 1,000 shares of preferred stock in connection with reverse merger.

     2)
     Paid-in capital                                      219,706
             Retained earnings                                           217,306
            Common stock                                                   2,400

     Common stock                                          50,000
           Paid-in capital                                                50,000

     Deferred acquisition Cost                            275,850
         Paid-in capital                                                 275,850
     To reflect the issuance of 24,000,000 shares of common stock in connection with reverse merger and the recapitalization of the Company.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
              INDEX TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)









                                    CONTENTS


Consolidated Financial Statements:

    Balance Sheet............................................................F-2

    Statements of Operations.................................................F-3

    Statements of Stockholders' Equity.......................................F-4

    Statements of Cash Flows.................................................F-5


Notes to Consolidated Financial Statements...........................F-6 to F-15



         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET (RESTATED)
                                  June 30, 2005
                                   (Unaudited)


ASSETS
Current Assets:
   Cash and cash equivalents                                         $ 3,291,463
   Accounts receivable, net of allowance
       for doubtful accounts of $ 16,204                               1,526,851
   Inventories                                                           496,261
   Deferred acquisition cost                                             275,850
   Prepayments and other current assets                                1,786,244
                                                                     -----------

       Total Current Assets                                            7,376,669

Long-term Investment                                                   1,691,311

Property and Equipment - Net                                           2,519,971

Land Use Right - Net                                                     152,459
                                                                     -----------

                                                                     $11,740,410
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Short-term loan                                                   $   362,424
   Mortgage payable, current portion                                       5,315
   Accounts payable                                                        1,537
   Accrued expenses                                                      305,550
   Due to affiliates                                                      71,956
   Taxes payable                                                       1,114,150
   Other current liabilities                                              15,754
                                                                     -----------

       Total Current Liabilities                                       1,876,686

Mortgage Payable - Non-current Portion                                    53,271

Minority Interest                                                      1,209,887

Stockholders' Equity
   Common stock, $1.00 par value, 50,000 shares authorized,               50,000
       50,000 shares issued and outstanding
   Additional paid-in capital                                          4,350,313
   Retained earnings                                                   4,200,253
                                                                     -----------

       Total Stockholders' Equity                                      8,600,566
                                                                     -----------

                                                                     $11,740,410
                                                                     ===========


          See accompanying notes to Consolidated Financial Statements.

                                       F-2



         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)

                                   (Unaudited)


                                                For the Three Months           For the Six Months
                                                    Ended June 30,                Ended June 30,
                                             -------------------------    -------------------------
                                                  2005         2004            2005         2004
                                             -------------------------    -------------------------

Revenues                                     $ 3,132,207   $ 2,911,000    $ 5,176,053   $ 4,406,591

 Cost of Goods Sold                            1,683,959     1,526,227      2,828,363     2,325,055
                                             -----------   -----------    -----------   -----------


 Gross Profit                                  1,448,248     1,384,773      2,347,690     2,081,536

 Operating expenses
     Selling expenses                            306,423       356,456        506,336       497,462
     General and administrative expense           70,719       156,616        181,104       263,973

                                             -----------   -----------    -----------   -----------

 Total operating expenses                        377,142       513,072        687,440       761,435

                                             -----------   -----------    -----------   -----------

 Income from operations                        1,071,106       871,701      1,660,250     1,320,101

                                             -----------   -----------    -----------   -----------

 Other income (expense)
     Interest income (expense), net                5,254        (3,336)         4,237        (6,671)
     Other income (expense)                       18,065        17,971         37,535        37,133

                                             -----------   -----------    -----------   -----------
 Total other income (expense)                     23,319        14,635         41,772        30,462

 Income before taxes and minority interest     1,094,425       886,336      1,702,022     1,350,563

 Income tax provision                             77,250          --          168,389          --

                                             -----------   -----------    -----------   -----------

 Net income before minority interest           1,017,175       886,336      1,533,633     1,350,563


Minority interest                                 87,554        70,907        136,162       108,045

                                             -----------   -----------    -----------   -----------

 Net income                                  $   929,621   $   815,429    $ 1,397,471   $ 1,242,518
                                             ===========   ===========    ===========   ===========









          See accompanying notes to Consolidated Financial Statements.

                                       F-3



         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (RESTATED)
                     For the Six Months Ended June 30, 2005
                                   (Unaudited)



                              Common Stock, $1.00 Par Value      Additional                           Total
                               Number of                           Paid-in          Retained       Stockholders'
                                Shares           Amount            Capital          Earnings          Equity
                             -----------       -----------       -----------      -----------      -----------
Balance, December 31, 2002        50,000       $    50,000       $ 4,350,313      $   123,931      $ 4,524,244

Net income                     1,575,853         1,575,853

Less: Dividend Declared         (667,007)         (667,007)
                             -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2003        50,000            50,000         4,350,313        1,032,777        5,433,090

Net income                     2,978,085         2,978,085

Less: Capital Distribution    (1,208,080)       (1,208,080)
                             -----------       -----------       -----------      -----------      -----------

Balance, December 31, 2004        50,000            50,000         4,350,313        2,802,782        7,203,095

Net income                     1,397,471         1,397,471
                             -----------       -----------       -----------      -----------      -----------

Balance, June 30, 2005            50,000       $    50,000       $ 4,350,313      $ 4,200,253      $ 8,600,566
                             ===========       ===========       ===========      ===========      ===========














          See accompanying notes to Consolidated Financial Statements.

                                       F-4




         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)

                                   (Unaudited)
                                                        For the Six Months
                                                            Ended June 30,
                                                     --------------------------
                                                        2005           2004
                                                     -----------    -----------
Cash flows from operating activities
Net income                                           $ 1,397,471    $ 1,242,517
Adjustments to reconcile net income to
       net cash provided by operating activities
   Depreciation and amortization                         109,594         79,719
   Minority interest                                     136,162        108,045
   Changes in operating assets and liabilities:
       Accounts receivable                               746,017       (220,781)
       Inventories                                       182,950        349,293
       Deposits                                        1,208,080           --
       Prepayments and other current assets             (664,687)        98,414
       Accounts payable and accrued expenses            (816,081)        (4,133)
       Customer deposits                                 (22,954)          --
       Taxes payable                                     378,024        179,852
       Other current liabilities                         (46,740)        82,466

                                                     -----------    -----------

Net cash provided by operating activities              2,607,836      1,915,392

Cash flows from investing activities
   Deferred acquisition cost                            (275,850)          --
   Long-term investment                               (1,691,311)          --
   Minority stockholders' share of the
       equity of Hanxin's subsidiary                     241,616           --
   Purchase of equipment                                 (31,804)      (161,751)

                                                     -----------    -----------

Net cash used in investing activities                 (1,757,349)      (161,751)

Cash flows from financing activities
   Short-term loan                                       362,424           --
   Payment on long-term debt                              (2,947)        64,028
   Payments to stockholders/officers                    (218,520)       (12,856)
   Receipts from stockholders/officers                 1,288,145        807,414
   Dividend paid                                            --         (773,331)

                                                     -----------    -----------

Net cash provided by financing activities              1,429,102         85,255

Net increase in cash and cash equivalents              2,279,589      1,838,896
Cash and cash equivalents at beginning of year         1,011,872        608,536

                                                     -----------    -----------

Cash and cash equivalents at end of period           $ 3,291,461    $ 2,447,432
                                                     ===========    ===========

Supplemental information
   Interest paid                                     $     5,197    $     3,336
   Taxes paid                                        $      --      $      --

          See accompanying notes to Consolidated Financial Statements.

                                       F-5


         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Hanxin (Cork) International Holding Co., Ltd. (the "Company") incorporated in September 2004, in the British Virgin Island, acquired a 92% interest in Xi'an Hanxin Technology Co., Ltd. ("Hanxin Technology") through its wholly-owned subsidiary, Xi'an Cork Investments Consultative Management Co., Ltd., in April 2005. Hanxin Technology incorporated in July 2002 in Shaanxi Province, China, engages in developing, manufacturing and marketing of cork wood floor, wall and decorating materials. This acquisition is being treated as recapitalization of Xi'an Hanxin Technology Co., Ltd.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and 2003 and notes thereto contained herein. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates in 2004 and 2003 include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

INVENTORIES

The Company values inventories, consisting of finished goods, work in progress and raw materials, at the lower of cost or market. Cost is determined on the weighted average cost method

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or the asset's useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At June 30, 2005, the Company does not believe that any impairment has occurred.

CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. Three customers accounted for 3.2%, 3.5%, 3.4% of net sales for six months ended June 30 2005 and 24.5%, 20.7%, 20.6% of trade accounts receivable as of June 30, 2005, respectively.

The Company's financial instruments consist primarily of cash, which is invested in money market accounts, and accounts payable. The Company considers the book value of these instruments to be indicative of their respective fair value. The Company places its temporary cash investments with high credit quality institutions to limit its exposure.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value based on the short-term maturity of these instruments. The Company's mortgage payable approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2005.

INCOME TAXES

The Company files foreign tax returns in China. The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

MINORITY INTEREST

Minority interest represents the minority shareholders' proportionate share of the equity of the Company's subsidiary, Xi'an Hanxin Technology Co., Ltd., which was 8% at June 30, 2005 and 2004. The minority interest is adjusted for the minority's share of the earnings or losses of Xi'an Hanxin Technology Co., Ltd.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency. The financial statements are translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2005 and 2004 was not material. As of June 30, 2005, the exchange rate for the Chinese Renminbi (RMB) was $1 US for 8.2776 RMB.

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. Persuasive evidence of an arrangement is demonstrated via purchase order from customer, product delivery is evidenced by warehouse shipping log as well as bill of lading from the trucking company and no product return is allowed except defective or damaged products, the sales price to the customer is fixed upon acceptance of purchase order, there is no separate sales rebate, discounts, and volume incentives.

ADVERTISING COSTS

Advertising costs are booked as expenses as incurred. The Company incurred $37,117 and $96,646 for the six months ended June 30, 2005 and 2004, respectively.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)


SHIPPING AND HANDLING COSTS

Shipping and handling costs are booked as Cost of goods sold as incurred. The Company incurred $54,589 and $45,984 for the six months ended June 30, 2005 and 2004, respectively.


NOTE 2 - INVENTORIES

Inventories at June 30, 2005, consisted of the following:

         Raw material                              $ 386,695
         Working in progress                          71,812
         Finished goods                               37,754
                                                   ---------
                                                   $ 496,261
                                                   =========


NOTE 3 - DEFERRED ACQUISITION COST

Deferred acquisition cost represents amount incurred for future purchase of a public company.


NOTE 4 - PREPAYMENTS AND OTHER CURRENT ASSETS

The Company purchases certain materials under purchase agreements with two suppliers that expired at June 30, 2005. The Company has fulfilled its purchase obligation under these purchase agreements and there is no future minimum purchase commitment payment as of June 30, 2005.

In addition, the Company paid $1,782,948 to vendors in advances to secure release of certain raw materials, machinery, and rent as required by certain vendors and $3,296 to employees for travel advances. For the six months ended June 30, 2005 and 2004, the amounts of prepayments applied to purchases were $1,201,735 and $0, respectively.


NOTE 5 - LONG-TERM INVESTMENT

The Company purchased 12% interest in Shaanxi DeRong Technology for $1,691,311 on June 26, 2005. The investment is being carried at cost.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (Unaudited)


NOTE 6 - PROPERTY AND EQUIPMENT

At June 30, 2005, property and equipment consisted of the following:

                                             ESTIMATED LIFE
         Buildings and improvement              27 - 35            $ 1,792,826
         Manufacturing equipment                   8                 1,048,634
         Office furniture and equipment            5                   111,615
         Vehicle                                   8                    53,998
         Construction in progress                                          872
                                                                   -----------
                                                                     3,007,945
                  Less: Accumulated depreciation                      (487,974)
                                                                   -----------

                                                                   $ 2,519,971

For the six months ended June 30, 2005 and 2004, depreciation expense amounted to $105,457 and $78,356, respectively.


NOTE 7 - PATENT RIGHT

On March 14, 2004, the Company purchased a patent from one of the shareholders for US$1,208,080. The value of the patent was recorded at the shareholder's historical cost basis, which was $0. Accordingly, the purchase is being treated as a capital distribution.


NOTE 8 - LAND USE RIGHT

The Company purchased the right to use a parcel of land for 40 years on September 27, 2001. The purchase price is being amortized over the term.

At June 30, 2005, land use right at cost, less accumulated amortization consisted of the following:

         Land use right                                   $   168,230
                  Less: Accumulated amortization              (15,771)
                                                          -----------

                                                          $   152,459
                                                          ===========

For the six months ended June 30, 2005 and 2004, amortization expense amounted to $2,103 and $2,103, respectively.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)


NOTE 9 -MORTGAGE PAYABLE

At June 30, 2005, mortgage payable consisted of the following:

         Mortgage payable with Xi'an Commercial Bank,
         Xi'an, China,                                               $  362,424
         with interest at 0.7905% per month, due
         May 12, 2006 and collateralized by
         building and land use right of its vacation resort.


NOTE 10 - LONG-TERM DEBT

At June 30, 2005, long-term debt consisted of the following:

         Long-term debt with financial institution,
         payable in monthly                                          $   58,586
         installments with interest at 5.04% per annum,
         due June 25, 2014 and
         collateralized by its office building and
         land use rights.
                  Less: Current portion                                  (5,315)
                                                                     ----------

         Long-term debt, net of current portion                      $   53,271
                                                                     ==========

The minimum future payments for the next five years are as follows:

         2005 (07/01/2005 to 12/31/2005)                    $   2,236
         2006                                                   5,449
         2007                                                   5,730
         2008                                                   6,026
         2009                                                   6,336
         Thereafter                                            32,810
                                                            ---------


         LONG-TERM DEBT, net of current portion             $  58,586
                                                            =========

Under the terms of the LONG-TERM DEBT, the interest rate changes in accordance with change of the inter-banking borrowing rate set by the People's Bank of China (China's central bank).

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)


NOTE 11 - LOAN FROM OFFICERS

Loan from officers are unsecured, non-interest bearing and due on demand.


NOTE 12 - TAXES PAYABLE

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company is governed by Provisional Regulation of the Income Tax Law of the People's Republic of China (the "PRC Income Tax Law"). Per PRC Income Tax Law, any new corporation is exempt from income tax for the first two years, and 50% exemption of income tax for the next three years for non high-tech corporation or 15% tax rate for corporation qualified by State Science and Technology Commission as "High Tech corporation" located in State "High Tech Zone" approved by China State Council. The Company is qualified as a High Tech corporation. Based on this regulation, the Company is exempt from income tax in 2003 and 2004. The Company's tax-exempt status is terminated as of December 31, 2004 and its income is subject to 15% tax as of January 1, 2005. As a result, the Company had tax-exempt benefit in the amount of $0 and $186,378, or $0 and $3.73 per share for the six months ended June 30, 2005 and 2004, respectively.

At June 30, 2005, taxes payable consisted of the following:

         Value-added tax                               $    921,599
         Corporate income tax provision                     168,389
         Local taxes and surcharges                          24,162
                                                       ------------

                                                       $  1,114,150
                                                       ============

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)



NOTE 13 - LEASE COMMITMENTS

The Company leases its facilities under four separate operating lease agreements, which expire on July 31, 2005, December 1, 2005, December 31, 2005, February 28, 2007, respectively. On April 5, 2005, the Company reached an agreement with the leaseholder to terminate one lease with expiration date of December 31, 2005. Rent expense amounted to $40,784 and $25,203 for the six months ended June 30, 2005 and 2004, respectively. The future minimum rental payments as of June 30, 2005 are as follows:

         2005 (07/01/2005 to 12/31/2005)             $ 11,376
         2006                                          14,510
         2007                                           2,418
                                                     --------

                                                     $ 28,304
                                                     ========


NOTE 14 - CONCENTRATION OF CREDIT RISK

         Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. Three customers accounted for 65.8% of trade accounts receivable as of June 30, 2005.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)



NOTE 15 - FOREIGN SUBSIDIARIES

         Operations

         Substantially all of the Companies' operations are carried out and all of its assets are located in the PRC. Accordingly, the Companies' business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Companies' business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

         Dividends and Reserves

         Under laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:
(i) cumulative prior years' losses, if any; (ii) allocations to the "Statutory Surplus Reserve" of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory Common Welfare Fund", which is established for the purpose of providing employee facilities and other collective benefits to employees in China; and (iv) allocations to any discretionary surplus reserve, if approved by shareholders.

         As of June 30, 2005, the Company's PRC subsidiaries established and segregated in retained earnings an aggregate amount for the Statutory Surplus Reserve and the Statutory Common Welfare Fund of $918,501.

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)
                                  JUNE 30, 2005
                                   (UNAUDITED)

      NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (RESTATED)

         The following Unaudited Pro Forma Combined Financial Statements of Kushi Natural Foods Corp. and Subsidiary ("Kushi") and Hanxin (Cork) International Holding Co., Ltd. and subsidiaries ("Hanxin International") give effect to the merger between Kushi and Hanxin International under the purchase method of accounting prescribed by Financial Accounting Standards No. 141, Business Combinations. The acquisition of Hanxin International by Kushi has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Hanxin International pursuant to which Hanxin International is treated as the continuing entity. In connection with the acquisition, Kushi will acquire all of the outstanding capital stock of Hanxin International to which Hanxin International will merge with and into Kushi Sub, Inc., a wholly owned subsidiary of Kushi. At the effective time of the merger, Kushi will acquire Hanxin International in exchange for (i) 24,000,000 shares of Kushi's common stock and (ii) 1,000 shares of the Kushi's Series A Preferred Stock, which are convertible into 177,185,642 shares of Kushi's common stock (the "Merger"). The aggregate amount of shares of common stock issuable to the shareholders of Hanxin International pursuant to the Merger, taking into account conversion of all of shares of the Series A Preferred Stock, shall represent 95% of the issued and outstanding shares of the Kushi's common stock. These pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Kushi would actually have been if the merger had in fact occurred on January 1, 2005, nor do they purport to project the results of operations or financial position of Kushi for any future period or as of any date, respectively.

         These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Kushi and Hanxin International.




                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED BALANCE SHEET (RESTATED)
                                  June 30, 2005
                                   (Unaudited)



                                                                   Hanxin (Cork)
                                                                    International
                                                      Kushi Natural Co., Ltd.and           Pro forma Adjustments        Pro Forma
                                                      Foods Corp.   Subsidiaries             Dr.              Cr.        Balances
                                                     ------------------------------------------------------------------------------

                  ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                        $    11,567    $ 3,291,463         $      --         $      --     $ 3,303,030
    Accounts receivable, net of allowance
        for doubtful accounts of $ 16,204                   --        1,526,851                --                --       1,526,851
    Inventories                                             --          496,261                --                --         496,261
    Deferred acquisition cost                               --          275,850                --  (2)        275,850          --
    Prepaid expenses and other current assets               --        1,786,244                --                --       1,786,244
                                                     -----------    -----------         -----------       -----------   -----------
        Total Current Assets                              11,567      7,376,669                --             275,850     7,112,386

LONG-TERM INVESTMENT                                        --        1,691,311                --                --       1,691,311

PROPERTY AND EQUIPMENT - Net                                --        2,519,971                --                --       2,519,971

LAND USE RIGHTS                                             --          152,459                --                --         152,459
                                                     -----------    -----------         -----------       -----------   -----------
        Total Assets                                 $    11,567    $11,740,410         $      --         $   275,850   $11,476,127
                                                     ===========    ===========         ===========       ===========   ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Short-term loan                                  $      --      $   362,424         $      --         $      --     $   362,424
    Current portion of long-term debt                      5,315           --                  --               5,315
    Accounts payable                                      15,325          1,537                --                --          16,862
    Accrued expenses                                        --          305,550                --                --         305,550
    Due to affiliates                                       --           71,956                --                --          71,956
    Taxes payable                                      1,114,150           --                  --           1,114,150
    Other current liabilities                               --           15,754                --                --          15,754
                                                     -----------    -----------         -----------       -----------   -----------
        Total Current Liabilities                         15,325      1,876,686                --                --       1,892,011

LONG-TERM DEBT, net of current portion                      --           53,271                --                --          53,271
                                                     -----------    -----------         -----------       -----------   -----------
MINORITY INTEREST                                           --        1,209,887                --                --       1,209,887
                                                     -----------    -----------         -----------       -----------   -----------
        Total Liabilities                                 15,325      3,139,844                --                --       3,155,169
                                                     -----------    -----------         -----------       -----------   -----------
STOCKHOLDERS' EQUITY:
    Preferred stock, $0.0001 par value,
        5,000,000 shares authorized,
        1,000 shares issued and outstanding                 --             --                      (1)              1             1
    Common stock ($.0001 Par Value; 35,000,000
        Shares Authorized; 34,588,718 shares
        issued and outstanding) - Pro forma                1,059         50,000(2)           50,000(2)          2,400         3,459
    Additional paid-in capital                           213,494      4,350,313(1)(2)       496,562(2)         50,000     4,117,245
    Retained earnings                                   (218,311)     4,200,253                -   (2)        218,311     4,200,253
                                                     -----------    -----------         -----------       -----------   -----------
        Total Stockholders' Equity                        (3,758)     8,600,566             546,562           270,712     8,320,958
                                                     -----------    -----------         -----------       -----------   -----------
        Total Liabilities and Stockholders' Equity   $    11,567    $11,740,410         $   546,562       $   270,712   $11,476,127
                                                     ===========    ===========         ===========       ===========   ===========

               See notes to pro forma consolidated balance sheet
                                       -2-



                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (RESTATED)
                     For the Six Months ended June 30, 2005
                                   (Unaudited)






                                                       Hanxin (Cork)
                                                       International
                                      Kushi Natural    Co., Ltd.and     Pro forma Adjustments        Pro Forma
                                      Foods Corp.      Subsidiaries       Dr.            Cr.          Balances
                                      -----------------------------------------------------------------------------



NET REVENUES                          $       --        $  5,176,053     $ --       $       --       $  5,176,053

COST OF SALES                                 --           2,828,363       --               --          2,828,363
                                      ------------      ------------     ------     ------------     ------------

 GROSS PROFIT                                 --           2,347,690       --               --          2,347,690
                                      ------------      ------------     ------     ------------     ------------

 OPERATING EXPENSES:
      Selling expenses                        --             506,336       --               --            506,336
     General and administrative              1,005           181,104                        --            182,109
                                      ------------      ------------     ------     ------------     ------------

        Total Operating Expenses             1,005           687,440       --               --            688,445
                                      ------------      ------------     ------     ------------     ------------

INCOME FROM OPERATIONS                      (1,005)        1,660,250       --               --          1,659,245

OTHER INCOME (EXPENSE):
     Interest income (expense), net           --               4,237                        --              4,237
     Other income                           37,535            37,535
                                      ------------      ------------     ------     ------------     ------------

        Total Other Expense                   --              41,772       --               --             41,772
                                      ------------      ------------     ------     ------------     ------------

INCOME BEFORE INCOME TAXES                  (1,005)        1,702,022       --               --          1,701,017

INCOME TAXES                                  --             168,389       --               --            168,389
                                      ------------      ------------     ------     ------------     ------------

INCOME BEFORE MINORITY INTEREST             (1,005)        1,533,633       --               --          1,532,628

MINORITY INTEREST                             --             136,162                                      136,162
                                      ------------      ------------     ------     ------------     ------------

NET INCOME                            $     (1,005)     $  1,397,471     $ --       $       --       $  1,396,466
                                      ============      ============     ======     ============     ============

EARNINGS PER SHARE                    $       --        $      27.95     $ --       $       --       $       0.04
                                      ============      ============     ======     ============     ============

Weighted average number
  of shares used in
  calculation of earnings
  per share                             10,588,718          50,000   50,000     24,000,000     34,588,718
                                      ============    ============   ======   ============   ============


            See notes to pro forma consolidated financial statements
                                       -3-



                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
        NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS (RESTATED)

          The adjustments to the unaudited pro forma consolidated financial statements as of June 30, 2005 reflects the issuance of 1,000 shares of the Company's preferred stock and reflects the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. and that the transaction occurred as of January 1, 2005 and are as follows:

(1) To reflect the issuance of 1,000 shares of the Company's preferred stock, and

(2) To reflect the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. ("Hanxin International"), a British Virgin Islands limited liability corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Kushi with the former shareholders of the Company retaining 10,588,718 or approximately 5% of the outstanding stock.

Unaudited pro forma adjustments reflect the following transaction:

                                                        Dr.              Cr.
     1)
     Preferred stock                                                      1
             Paid-in capital                                 1
     To reflect the issuance of 1,000 shares
     of preferred stock in connection
     with reverse merger.

     2)
     Paid-in capital                                   220,711
             Retained earnings                                      218,311
            Common stock                                              2,400

     Common stock                                       50,000
           Paid-in capital                                           50,000

     Deferred acquisition Cost                         275,850
         Paid-in capital                                            275,850
     To reflect the issuance of 24,000,000 shares of common stock in connection with reverse merger and the recapitalization of the Company.








                                        4